Exhibit 99.1

Ace Global Business Acquisition Limited Announces Proposed Merger Agreement with LE Worldwide Limited

Combined Company Expected to Trade on the NASDAQ Post-close under a New Ticker Symbol

●	LE Worldwide Limited (“LE”) is a key component provider of data-enabled greenhouse farming solutions.

●	LE and its parent have multi-generational expertise in Light-Emitting Diode (LED) technology, with one of the largest LED product manufacturing and research facilities in Asia.

●	More recently, LE has seen success in development and sales of LED agricultural grow lights, and is expanding its portfolio of Controlled Environment Agriculture (CEA) offerings to become a major player in the smart horticulture industry.

●	As part of the transaction, Ace is seeking to secure cash proceeds exceeding US$20 million from a private investment in public equity (PIPE), and the company will have a pre-money enterprise value of approximately US$150 million at closing.

New York, NY — December 23, 2022 — Ace Global Business Acquisition Limited (“Ace”) (NASDAQ: ACBA, ACBAU, ACBAW), a special purpose acquisition company, announced today that it has entered into a definitive merger agreement (the “Merger Agreement”) with LE Worldwide Limited (“LE”), a key component provider of data-enabled greenhouse farming solutions, providing for a proposed business combination that, if consummated, will result in LE becoming a publicly listed company. Subject to the terms and conditions set forth in the Merger Agreement, upon the closing of the transactions, the parties plan to remain NASDAQ-listed under a new ticker symbol.

LE and its parent, subsidiaries, and affiliated companies, i.e. the Group, has multi-generational expertise in Light-Emitting Diode (LED) technology, with one of the largest LED product manufacturing and research facilities in Asia. The main products of the Group are consumer and commercial LED and lighting solutions that integrate with the Internet of Things (IoT) and smart city projects.

LE’s current management team is currently expected to continue running the combined company after the transaction.

“LE is thrilled to announce the merger with Ace and its debut on the NASDAQ. As a company with generations worth of track record in the lighting industry, the company’s recent success in the LED horticultural grow lights market has allowed us to expand our offerings to become an integrated provider of Controlled Environment Agriculture (“CEA”) ecosystems. The contribution of data-related smart infrastructure towards the company’s revenue mix is expected to increase significantly in the future,” said Teddy Lo, CEO of LE.

“Ace’s goal has always been to build the foundation of a successful public company, holding firmly to values such as diligence and patience within the due process. We are extremely proud and honored to become associated with LE, a company with an accomplished management team which supports agriculture in times of rising production requirements globally. We are excited to be a part of this merger and we look forward to working together to complete the transaction,” said Eugene Wong, CEO of Ace.

Key Transaction Terms

Subject to the terms and conditions set forth in the BCA, under the terms of the Merger Agreement, Ace will merge with and into ACBA Merger Sub I Limited, a British Virgin Islands business company and wholly owned subsidiary of the Ace (the “Purchaser”), such that Purchaser will be the surviving entity (the “Reincorporation Merger”). Immediately following the Reincorporation Merger, the Parties of the Agreement shall effect a merger of ACBA Merger Sub II Limited, a British Virgin Islands business company and wholly owned subsidiary of Purchaser (the “Merger Sub”), formed for the sole purpose of merging with and into LE in which LE will be the surviving entity and a wholly owned subsidiary of Purchaser (the “Acquisition Merger”). Upon the closing of the Acquisition Merger, each share of Purchaser common stock will be entitled to one (1) vote on all matters subject to vote at general and special meetings of the post-business combination company.

Upon the Acquisition Merger becoming effective, the Purchaser shall pay an aggregate consideration of $150,000,000 to the Company’s shareholders which shall be issued and divided into $10.00 per Ordinary Share of the Purchaser.

As part of the transaction, Ace will aim to secure cash proceeds exceeding US$20 million from a private investment in public equity (PIPE), and the company will have a pre-money enterprise value of approximately US$150 million at closing.

DLA Piper LLP (US) is acting as legal advisor to Ace Global Business Acquisition Limited. Loeb & Loeb LLP is acting as the legal advisor to LE Worldwide Limited.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the Merger Agreement relating to the transaction, a copy of which will be filed by Ace with the SEC as an exhibit to a Current Report on Form 8-K.

About LE

LE is a private company incorporated in the British Virgin Islands. The Group, which originated as a light bulb manufacturer in Southern China in the 1940s, has become a leading Light-Emitting Diode (LED) business conglomerate with headquarters in Hong Kong. LE is currently focusing on expanding its business into data-driven systems in Controlled Environment Agriculture (CEA), aiming to encompass an AG 4.0 ecosystem of offerings starting with the greenhouse farming space.

About Ace Global Business Acquisition Limited

Ace Global Business Acquisition Limited is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Ace, LE, and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Ace’s and LE’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Ace’s and LE’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of Ace or LE and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against Ace or LE following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of Ace or other conditions to closing in the Merger Agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from insurance regulators) required to complete the transactions contemplated by the Merger Agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on NASDAQ following the business combination; (7) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (8) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that LE or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties to be identified in the Form S-4 filed by Ace (when available) relating to the business combination, including those under “Risk Factors” therein, and in other filings with the Securities and Exchange Commission (“SEC”) made by Ace and LE. Ace and LE caution that the foregoing list of factors is not exclusive. Ace and LE caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Ace or LE undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Important Information

Ace Global Business Acquisition Limited (“Ace”), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Ace ordinary shares in respect of the proposed transaction described herein. Information about Ace’s directors and executive officers and their ownership of Ace’s ordinary shares is set forth in Ace’s Annual Report on Form 10-K filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the Form S-4 pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated below.

In connection with the transaction described herein, Ace will file relevant materials with the SEC including a Registration Statement on Form S-4. Promptly after the registration statement is declared effective, Ace will mail the proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF ACE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACE, LE AND THE TRANSACTION. The proxy statement/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ace with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov).

Contacts

For Ace Global Business Acquisition Limited:

Eugene Wong, CEO

eugene@aceglobal-acq.com

For LE Worldwide Limited:

Teddy Lo, CEO

info@leigrow.com

SOURCE: Ace Global Business Acquisition Limited

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